Exhibit 99.1

Press Release

FOR RELEASE ON: Dec. 5, 2023

Nxu Announces CFO Transition

Sarah Wyant Appointed Interim Chief Financial Officer

MESA, Ariz., Dec. 5, 2023 - Nxu Inc., (NASDAQ: NXU) (“Nxu”, “the Company”), a domestic technology company developing and manufacturing innovative EV charging and energy storage solutions for the infrastructure we need to power our electrified future, announced that it has accepted the resignation of Apoorv Dwivedi, its Chief Financial Officer, who will be pursuing other opportunities. Nxu has appointed Sarah Wyant, its current Vice President of Finance, as Interim Chief Financial Officer. Dwivedi will continue to support the company in an advisory capacity as needed through the first quarter of 2024.

“Nxu has built a strong bench of talent on the finance team, with deep experience in public company operations and capital markets expertise. Sarah has been critical to building out financial rigor within Nxu since she joined us earlier this year, and she has a strong understanding of our business strategy and long-term plans,” said Mark Hanchett, Chairman and CEO at Nxu. “I’m confident in her leadership and look forward to continue advancing Nxu’s mission alongside her.”

“I am sincerely grateful for the opportunity to have been part of this incredible journey, working alongside a dedicated team and witnessing the growth of our company,” said Dwivedi.  “As I continue to partner with Sarah and her team on this seamless transition throughout the first quarter of next year, I am confident in the future of Nxu. The company boasts a remarkable product that addresses a critical gap in the electrification industry, contributing to the sustainable future of transportation. With a clear, strategic path forward, I have full confidence in the talented team that will continue to drive Nxu toward even greater success.”

"First, I want to thank Apoorv for his leadership and vote of confidence as we enter this transition. Building on the strong foundation of continuous improvement and collaboration I worked to establish in our internal financial operations, we will continue to create value for our shareholders, capitalizing on the momentum Nxu has generated in recent months," said Wyant. "With our impressive financial team helping to lead the way, we have an exciting future ahead and I'm proud to be in the position to contribute so significantly during this time."

Wyant joined Nxu in May of 2023 and has driven critical process creation and improvement across FP&A, tax, audit, accounting, stock-based compensation, and procurement functions. Wyant brings almost 20 years of experience in corporate accounting and finance, cross-functional team leadership, and business strategy to Nxu.  Prior to joining Nxu, she served as Associate Director of Accounting and Financial Planning & Analysis for Carvana, a publicly traded Fortune 500 automotive e-commerce company. At Carvana, Wyant worked to build the corporate accounting function from the ground up, implementing processes and systems while hiring teams of strong contributors who believed in the organization’s business mission. She crafted the organization's financial strategy within its retail business function, where she oversaw the unit’s financial operations and drove enterprise-wide change with her tactical and progressive approach to achieving operational change and financial impact. Prior to her career at Carvana, Wyant worked in public practice as Audit Manager at Eide Bailly LLP in Phoenix and Audit Supervisor at BKD CPAs & Advisors in Denver. Wyant holds a CPA designation in both Arizona and Colorado.

About Nxu, Inc.

Nxu, Inc. is a domestic technology company leveraging its intellectual property and innovations to support e-Mobility and energy storage solutions. Driving the energy future, Nxu is developing an ecosystem of industry-leading grid level energy storage solutions, charging infrastructure and over-air cloud management – encompassed by Nxu’s seamless subscription-based models. For more information, visit www.nxuenergy.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our future areas of focus and expectations for our business. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievements to materially differ from those expressed or implied by these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Nxu’s expectations about its long term growth strategy, future growth trajectory, revenue and operations; Nxu’s technology and alignment with broader trends in the EV market; opportunities presented by electrification; beliefs about the general strength, weakness or health of Nxu’s business; and beliefs about current or future trends in EV battery materials or other markets and the impact of these trends on Nxu’s business. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent report on Form 10-K, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at www.nxuenergy.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

CONTACT:

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info@nxuenergy.com

Investor Contact

Investors@nxuenergy.com